Exhibit 99.2

BLUE OWL CAPITAL ANNOUNCES PRICING OF

SECONDARY OFFERING OF CLASS A COMMON SHARES

NEW YORK — December 7, 2021 — Blue Owl Capital Inc. (the “Company” or “Blue Owl Capital”) (NYSE:OWL) today announced the pricing of the previously announced underwritten secondary offering by NBSH Blue Investments II, LLC (the “Selling Stockholder”) of 26,717,377 shares of the Company’s Class A common stock at a price to the public of $14.50 per share (the “Offering”). The Offering is expected to close on or about December 9, 2021, subject to the satisfaction of customary closing conditions. In addition, the Selling Stockholder has granted the underwriters a 25-day option to purchase up to an additional 4,007,606 shares of Class A common stock at the public offering price, less underwriting discounts. The Selling Stockholder will receive all of the proceeds from the Offering. Blue Owl is not selling any of its Class A common stock in the Offering and will not receive any proceeds from the Offering, including from any exercise by the underwriters of their option to purchase additional ordinary shares. In addition, none of Blue Owl’s directors or officers sold any shares of Class A common stock in this offering.

Goldman Sachs & Co. LLC, BofA Securities, J.P. Morgan Securities LLC and Evercore Group L.L.C. are acting as lead joint bookrunning managers for the Offering. BNP Paribas Securities Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., MUFG Securities Americas Inc., SG Americas Securities, LLC, SMBC Nikko Securities America, Inc., UBS Securities LLC and Wells Fargo Securities, LLC are acting as passive joint bookrunning managers for the Offering. BMO Capital Markets Corp., Keefe, Bruyette & Woods, Inc., Oppenheimer & Co. Inc. and Siebert Williams Shank & Co., LLC are acting as co-managers for the Offering.

A registration statement (including a prospectus) relating to the Class A common stock was initially filed with the Securities and Exchange Commission (“SEC”) on June 18, 2021 and was declared effective on August 2, 2021 (together with all supplements, the “Prospectus”). A copy of the final prospectus supplement relating to the Offering was filed with the SEC on December 7, 2021. The Offering will be made only by means of a prospectus supplement and the accompanying Prospectus. Before you invest, you should read the registration statement, prospectus and prospectus supplement the Company has made available with the SEC for information about the Company and the Offering. You may obtain these documents free of charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the Prospectus and preliminary prospectus supplement may be obtained from the office of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attn: Prospectus Department, via telephone: 1-866-471-2526 or via email at prospectus-ny@gs.com, the office of BofA Securities, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001 or via e-mail at dg.prospectus_requests@bofa.com, or the office of J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, via telephone: 1-866-803-9204.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these Class A common shares, nor shall there be any sale of these Class A common shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Blue Owl Capital

Blue Owl Capital is an alternative asset manager that provides investors access to Direct Lending and GP Capital Solutions strategies through a variety of products. The firm’s breadth of offerings and permanent capital base enables it to offer a differentiated, holistic platform of capital solutions to participants throughout the private market ecosystem, including alternative asset managers and private middle market corporations. The firm had approximately $70.5 billion of assets under management as of September 30, 2021. Blue Owl Capital’s management team is comprised of seasoned investment professionals with more than 25 years of experience building alternative investment businesses. Blue Owl Capital has over 300 employees across its Direct Lending and GP Capital Solutions divisions and has seven offices globally.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or the Company’s future performance or financial condition. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These statements are not guarantees of future performance, condition or results and involve a number of risks, assumptions and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this press release. Blue Owl Capital undertakes no duty to update any forward-looking statements made herein.

Investor Contact

Ann Dai

Head of Investor Relations

owlir@blueowl.com

Media Contact

Prosek Partners

David Wells / Nick Theccanat

Pro-blueowl@prosek.com

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